UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☐ Definitive Information Statement

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

GREENPRO CAPITAL CORP.

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

GREENPRO CAPITAL CORP.

B-23A-02, G-Vestor Tower

Pavilion Embassy, 200 Jalan Ampang

50450 W.P. Kuala Lumpur, Malaysia

Telephone: +60 3 8408-1788

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NO VOTE WILL BE TAKEN AT THE ANNUAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO

SEND US A PROXY

To Be Held on December 18, 2026

To the Stockholders of Greenpro Capital Corp.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Greenpro Capital Corp. (the “Company”) will be held on December 18, 2026, at 9:30 a.m. local time, at the Company’s principal executive offices at B-23A-02, G-Vestor Tower, Pavilion Embassy, 200 Jalan Ampang, 50450 W.P. Kuala Lumpur, Malaysia.

No matters are being submitted to a vote of stockholders at the Annual Meeting. Accordingly, no proxies are being solicited, and this Information Statement (the “Information Statement”) is furnished solely for informational purposes pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Regulation 14C thereunder.

The record date for determining stockholders entitled to receive the Notice of Annual Meeting is the close of business on November 2, 2026 (“Meeting Record Date”). The record date for determining stockholders entitled to act by written consent was the close of business on October 26, 2026 (the “Consent Record Date”). This Information Statement, including the Notice of Annual Meeting of Stockholders (“Notice of Annual Meeting”), will be mailed to stockholders on or about November ___, 2026 and will be furnished to all stockholders entitled to receive it under Exchange Act Rule 14c-2(a), including holders as of the Consent Record Date. The Information Statement and the annual report will be available at https://greenprocapital.com/annual-meeting-report/.

By Order of the Board of Directors

/s/ Lee Chong Kuang

Lee Chong Kuang

President and Chief Executive Officer

Kuala Lumpur, Malaysia

November ___, 2026

GREENPRO CAPITAL CORP.

B-23A-02, G-Vestor Tower

Pavilion Embassy, 200 Jalan Ampang

50450 W.P. Kuala Lumpur, Malaysia

Telephone: +60 3 8408-1788

INFORMATION STATEMENT

GENERAL INFORMATION

This Information Statement (the “Information Statement”) of Greenpro Capital Corp. (the “Company”) is being filed with the Securities and Exchange Commission pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is being furnished to the Company’s stockholders in connection with corporate actions approved by the Board of Directors and taken by written consent of the stockholders holding a majority of the Company’s outstanding common stock. The actions include the election of the five director nominees identified below for an additional term and the ratification of the appointment of SFAI Malaysia PLT as the Company’s independent registered public accounting firm for the year ending December 31, 2026, and the date of the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on December 18, 2026.

As of October 27, 2026, the Company had 1,816,186 shares of common stock outstanding. Each share is entitled to one vote on each matter. These shares represent the total outstanding common stock eligible to vote as of October 26, 2026 (the “Consent Record Date”). Stockholders holding a majority of the outstanding shares have executed a written consent approving the actions described herein in accordance with Nevada Revised Statutes § 78.320 and the Company’s Bylaws. No further stockholder approval is required.

The record date for determining stockholders entitled to receive the accompanying Notice of Annual Meeting of Stockholders (the “Notice of Annual Meeting”) was fixed by the Board of Directors as the close of business on November 2, 2026 (the “Meeting Record Date”), in accordance with Section 78.350 of the Nevada Revised Statutes and the Company’s Bylaws. Pursuant to Section 78.320 of the Nevada Revised Statutes and the Company’s Bylaws, action was taken on October 27, 2026 by written consent of the holders of a majority of the voting power of the Company’s outstanding common stock.

This Information Statement is first being mailed to stockholders on or about November __, 2026.

This Information Statement is being mailed to stockholders of record at least twenty (20) calendar days prior to the date of the Annual Meeting.

NO VOTE WILL BE TAKEN AT THE ANNUAL MEETING. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Purpose of this Annual Meeting Without Voting or Proxy Solicitation

The Annual Meeting is intended to comply with Nasdaq Listing Rule 5620(a), which requires each Nasdaq-listed company to hold an annual meeting of stockholders within one year of the end of its fiscal year, regardless of whether any matters are submitted for stockholder approval. No items are being presented for stockholder action at the Annual Meeting, and the Company is not soliciting proxies. The purpose of the meeting is to provide stockholders with an opportunity to receive information about the Company’s operations and performance, review recent business developments, and discuss the Company’s strategic direction with management. The meeting will include presentations by management and an open question-and-answer session designed to promote transparency and maintain engagement with stockholders, even when no specific corporate actions require approval. The Company intends this informational annual meeting to satisfy Nasdaq’s annual meeting requirement while allowing the Company to communicate directly with its stockholders regarding its financial condition, strategy, and outlook.

In accordance with Exchange Act Rule 14c-2(b), the corporate actions approved by written consent and described in this Information Statement will not be implemented until at least twenty (20) calendar days after the definitive Information Statement is first sent or given to stockholders.

QUESTIONS AND ANSWERS ABOUT THE INFORMATION STATEMENT AND ANNUAL MEETING

Q: Why am I receiving this Information Statement?

A: You are receiving this Information Statement because you were a stockholder of record of the Company as of the applicable record date established by the Board of Directors. This document provides information regarding corporate actions that have already been approved by written consent of the Board of Directors and by stockholders holding a majority of the Company’s outstanding shares, as required by Section 14(c) of the Securities Exchange Act of 1934 and Regulation 14C thereunder. This Information Statement also includes the Notice of Annual Meeting.

Q: What is the Notice of Annual Meeting?

A: The Notice of Annual Meeting accompanies this Information Statement to inform stockholders of the date, time, and location of the Annual Meeting. The Notice of Annual Meeting satisfies the notice requirements of the Company’s Bylaws, and the Annual Meeting is intended to fulfill Nasdaq Listing Rule 5620(a), which requires each Nasdaq-listed issuer to hold an annual meeting of stockholders within one year of the end of its fiscal year, even when no matters are submitted for a vote, to ensure stockholder engagement and transparency. The Notice of Annual Meeting does not solicit proxies or request any voting action; it is provided solely for informational purposes to ensure that all stockholders are aware of the meeting and may attend if they wish.

Q: Are any matters being submitted for a vote at the Annual Meeting?

A: No. All actions described in this Information Statement, including the election of directors, ratification of the independent registered public accounting firm, and approval of the date of the Annual Meeting, have already been approved by written consent of stockholders holding a majority of the Company’s outstanding common stock. Accordingly, no matters will be submitted for a vote, and stockholders are not being asked to execute proxies.

Q: Why is the Company holding an Annual Meeting if no vote will occur?

A: Nasdaq Listing Rule 5620(a) requires every Nasdaq-listed company to hold an annual meeting of stockholders within one year after the end of each fiscal year, regardless of whether any matters are submitted for stockholder approval. The Annual Meeting is therefore being held for informational and discussion purposes only, allowing management to provide updates on the Company’s financial performance, business operations, and strategy, and to answer questions from stockholders. This approach promotes transparency and accountability.

Q: Will proxies be solicited in connection with the Annual Meeting?

A: No. Because all required stockholder approvals have already been obtained by written consent, no proxies are being solicited, and no proxy materials or proxy cards are being distributed. This Information Statement and Notice of Annual Meeting are being furnished solely for informational purposes in accordance with Exchange Act Rule 14c-2(a).

Q: What will be discussed at the Annual Meeting?

A: The Annual Meeting will include reports from management regarding the Company’s operations and financial results, updates on ongoing strategic initiatives, and a discussion of the Company’s outlook for the coming year. The meeting will also include an open question-and-answer session to allow stockholders to engage directly with management.

Q: When and where will the Annual Meeting be held?

A: The Annual Meeting will be held on December 18, 2026, at 9:30 a.m. local time, at the Company’s principal executive offices at B-23A-02, G-Vestor Tower, Pavilion Embassy, 200 Jalan Ampang, 50450 W.P. Kuala Lumpur, Malaysia.

Q: What should stockholders do now?

A: No action is required. This Information Statement and accompanying Notice of Annual Meeting are being provided for your information only. You are welcome to attend the Annual Meeting in person; however, no votes will be taken, and no proxies or other stockholder actions are requested or required.

ELECTION OF DIRECTORS

General

The nomination of the individuals in the chart below to serve as directors of the Company was approved on October 26, 2026, by our Board of Directors. Their election was approved on October 27, 2026, by the written consent of stockholders holding a majority of the Company’s outstanding common stock. Each director will hold office until the 2027 annual meeting of stockholders and until his or her successor has been duly elected and qualified.

On October 21, 2026, Sheth, Prabodh Kumar Kantilal H notified the Company of his resignation from the Board of Directors, effective October 31, 2026. Mr. Sheth is not a nominee for reelection.

Name	Position	Independent (Nasdaq Rule 5605)	Committee Memberships
Lee, Chong Kuang	Chief Executive Officer, President & Director	No	—
Loke, Che Chan Gilbert	Chief Financial Officer, Secretary, Treasurer & Director (Chairman)	No	—
Han, Mean Kwong	Independent Director	Yes	Audit (Chair & Financial Expert), Compensation, Nominating (Chair)
Chuchottaworn, Srirat	Independent Director	Yes	Audit
Chew, Chee Wah	Independent Director	Yes	Audit, Compensation (Chair), Nominating

Biographical Information

Lee Chong Kuang (CK Lee), age 53, has served as our Chief Executive Officer, President, and Director since July 19, 2013. During the period from July 19, 2013, to June 5, 2019, he served as Chairman of the Board. From 2003 until January 2015, Mr. Lee served as a director of Asia UBS Global Ltd, a Hong Kong company, which he founded in 2003. He served as director, Chief Financial Officer and Treasurer of Odenza Corp. from February 4, 2013, to April 29, 2016. He also served as the Chief Financial Officer and director of Moxian Corporation from October 2012 until December 2014. Mr. Lee served as director of Greenpro Talents Ltd. from November 16, 2015, to June 6, 2017. Mr. Lee served as director of GC Investment Management Limited, which is the investment manager of Greenpro Asia Strategic SPC, since April 6, 2016. From 1997 to 2000, Mr. Lee worked at K. Y. Ho & Co., Chartered Accountants. He began his professional career with Siva Tan & Co., a Chartered Accountant firm in Malaysia, in 1995, where he remained until 1997. As a qualified member of the ACCA and the Malaysian Institute of Accountants, Mr. Lee earned his professional qualification from the Hong Kong Institute of Certified Public Accountants and extended his professional services covering accounting, tax, corporate structuring planning, with special focus on cross-border clients, in addition to his accounting software businesses. Mr. Lee founded the Cross-Border Business Association (CBBA), a non-governmental organization registered under the Hong Kong Societies Ordinance, to provide professional advice and information on cross-border business for its investment members. For the Cross-Border Investment, especially in the mining resources companies, which are growing fast, since 2011, Mr. Lee continues to support his clients by using a cloud platform to strengthen his clientele using technological advancement and models such as SaaS, PaaS, etc., for accounting and management solution purposes. Mr. Lee brings to the Board of Directors his business leadership, corporate strategy and accounting and financial expertise.

Loke Che Chan Gilbert, age 71, has served as our Chief Financial Officer, Secretary, Treasurer and Director since July 19, 2013. Effective from June 6, 2019, he serves as Chairman of the Board. Mr. Loke has more than 35 years of experience in accounting. He was trained and qualified with UHY (formerly known as Hacker Young), Chartered Accountants, one of the large accounting firms based in London, England, between 1981 and 1988. His extensive experience in auditing, accounting, taxation, SOX compliance and corporate listing has prompted him to specialize in corporate advisory, risk management and internal controls serving those small and medium-sized enterprises. From September 1999 until June 2013, Mr. Loke served as an adjunct lecturer in ACCA P3 Business Analysis at HKU SPACE (HKU School of Professional and Continuing Education), which is an extension of the University of Hong Kong and provides professional and continuing education. Mr. Loke worked as an independent, non-executive director of ZMay Holdings Limited, a public company listed on the Hong Kong Stock Exchange from January 2008 to July 2008 and as Chief Financial Officer for Asia Properties Inc. from May 31, 2011, to March 28, 2012, and Sino Bioenergy Inc., with both companies listed on the OTC Markets in the US, from 2011 to 2012. Mr. Loke has served as the Chief Executive Officer and a director of Greenpro Resources Corporation since October 16, 2012. He has also served as the Chief Executive Officer and a director of Moxian Corporation from October 2012 until December 2014. Mr. Loke served as an independent director of Odenza Corp. from February 2013 to May 2015. He has also served as the Chief Financial Officer, Secretary, Treasurer, and a director of CGN Nanotech, Inc. from September 4, 2014, to September 28, 2016. Mr. Loke served as director of Greenpro Talents Ltd. from November 16, 2015, to June 6, 2017. Mr. Loke served as director of GC Investment Management Limited, which is the investment manager of Greenpro Asia Strategic SPC, since April 6, 2016. Mr. Loke earned his MBA degree from Bulacan State University, Philippines, and earned his professional accountancy qualifications from the ACCA, AIA and HKICPA. He also earned other professional qualifications from the HKICS, ICSA as a Chartered Secretary, FPAM - Malaysia as a Certified Financial Planner, ATIHK as a tax adviser in Hong Kong and CWM Institute as a Chartered Wealth Manager in Hong Kong. Mr. Loke brings to the Board of Directors accounting and financial expertise and business leadership.

Han, Mean Kwong, age 71, joined us as an Independent Director of the Company on March 1, 2024. Mr. Han is a Chartered Accountant with the Chartered Accountants Australia and New Zealand and the Malaysian Institute of Accountants. Mr. Han has 50 years of experience in accounting, auditing, taxation, consulting, and training. He started his career at Yuen Tang & Co., a Malaysian CPA firm, from March 1974 to June 1976, as an articled clerk and subsequently moved to another Malaysian CPA firm, Larry Seow & Co., as an audit and tax assistant from July 1976 to September 1979. From October 1979 to August 1981, he served as assistant accountant of UMW (Malaya) Sdn. Bhd., a heavy equipment distributor in Malaysia. From September 1981 to March 1983, he served as the accountant of Tampoi Oil Products Sdn. Bhd., a palm oil refinery in Malaysia. From February 1990 to March 1992, he served as financial controller at San Hin Welding & Construction Sdn. Bhd., a construction company in Brunei. He served as principal of a CPA firm in Malaysia, C T Lim & Co., from January 1998 to December 2002. Mr. Han established his own consulting company, Serba Management Services Sdn. Bhd. in Malaysia, providing management consulting and company secretarial services from April 1983 to December 1997. Since January 2003, he has established another consulting company, Arrow Training Sdn. Bhd. in Malaysia, principally providing training, finance, and human resources services. He has also provided corporate advisory and training services on a freelance basis since April 2013. Mr. Han earned a bachelor’s degree in commerce in accounting from Nelson Marlborough Institute of Technology in New Zealand in 1996. Mr. Han brings to the Board of Directors his extensive experience in accounting, auditing, taxation, consulting, and training.

Chuchottaworn, Srirat, age 58, joined us as an Independent Director on October 18, 2015. Ms. Chuchottaworn has more than 25 years of experience in the IT and consulting business. In 1997, she became an SAP consultant for finance and controlling (FI/CO) and held a certificate of FI/CO. In 2004, she founded I AM Group and has been the group director since then. She is an experienced project manager and holds multiple SAP certifications. She earned a bachelor’s degree in engineering from King Monkut’s Institute of Technology, Ladkrabang, and a Master of Science in Information Technology from Chulalongkorn University. Ms. Chuchottaworn brings to the Board her business leadership and experience and familiarity with conducting business in Thailand.

Chew, Chee Wah, age 62, joined us as an Independent Director of the Company on June 1, 2024. Mr. Chew is a fellow member of the Association of Taxation and Management Accountants (ATMA), Australia. Mr. Chew has over 35 years of experience in corporate management, advisory and restructuring. He started his career at Crestline Corporation Sdn. Bhd., a Malaysian company providing general contracting, computer equipment and printing services, as one of the co-founders and a director from January to October 1985, and subsequently founded another Malaysian company, Unique Computer House Sdn. Bhd., specializing in computer hardware and software sales, as a major shareholder and director from October 1985 to December 1990. From July 1993 to September 2008, Mr. Chew served as an advisor in both public and private entities including a role of personal advisor to managing director in Shougang Concord Grand (Group) Limited (0730.HK), a company listed on the Main Board (the “Main Board”) of the Stock Exchange of Hong Kong Limited (the “SEHK”) for the year of 1993 and Shenzhen International Holdings Limited (0152.HK), a red chip company listed on the Main Board of the SEHK for the years of 1993 to 1995, respectively. From 2003 to 2004, Mr. Chew served as China advisor of the University of Wales, UK, and Binary University College, Malaysia, respectively, principally responsible for recruiting overseas students from China for the universities. From March 2006 to September 2008, he was appointed by another Main Board company, Uni-Bio Science Group Limited (0690.HK), as group general manager and subsequently promoted to become group advisor from 2007. From December 2011 to April 2014, he served as corporate finance advisory manager of Deloitte & Touche Financial Advisory Services Limited (“Deloitte”). During his tenure at Deloitte, he principally worked in Shenzhen, China, and provided advisory services to both corporate and private clients on mergers and acquisitions (M&A) or securities listing projects. Since November 2014, Mr. Chew has served as a director of various companies listed on the Main Board or the Growth Enterprise Market (the “GEM”) of the SEHK. From November 2014 to May 2015, Mr. Chew was appointed as a non-executive director and chairman of the board of directors (the “BOD”) by a Main Board company, Golden Shield Holdings (Industrial) Limited (2123.HK), primarily responsible for overseeing the company’s restructuring exercise and legal proceedings. From May 2014 to April 2016, he was appointed as an executive director and chairman of the BOD of hmvod Limited (formerly known as “Tai Shing International (Holdings) Limited”), a company listed on the GEM of the SEHK (8103.HK). From March 2017 to November 2022, he was appointed as an executive director of another Main Board company, Natural Dairy (NZ) Holdings Limited (0462.HK), and was primarily responsible for the restructuring of the company. From July 2021 to May 2022, Mr. Chew served Solomon Financial Press Limited, a subsidiary of the GEM company, Jisheng Group Holdings Limited (8133.HK), as Chief Operating Officer for the period of July 2021 to February 2022 and subsequently transferred to be Chief Investment Officer. From October 2023 to June 2024, Mr. Chew served as an independent and non-executive director of Imperial Pacific International Holding Limited (1076.HK), a company listed on the Main Board of the SEHK. Mr. Chew earned a Doctor of Philosophy (PhD) degree in business administration from Nueva Ecija University of Science and Technology (NEUST) in the Republic of the Philippines in 2013. Mr. Chew brings to the Board his extensive experience in mergers and acquisitions, corporate management, advisory and restructuring.

Bylaw Provisions

The election of directors was effected pursuant to Article II, Section 2 of the Company’s Bylaws, which provides that directors shall be elected at each annual meeting of stockholders by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, and pursuant to Article II, Section 3 of the Company’s Bylaws, which states that any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action, subject to the provisions of Section 78.320 of the Nevada Revised Statutes.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

On October 26, 2026, the Company’s Board of Directors approved the continued engagement of SFAI Malaysia PLT as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The appointment was ratified on October 27, 2026 by written consent of stockholders holding a majority of the outstanding shares in accordance with Article II, Section 3 of the Company’s Bylaws.

On September 10, 2025, the Board and Audit Committee accepted the resignation of JP Centurion & Partners PLT and approved the engagement of SFAI Malaysia PLT to replace JP Centurion & Partners PLT for the 2025 audit and related interim reviews. JP Centurion’s reports on the Company’s 2024 and 2023 financial statements included going-concern explanatory paragraphs and discussed critical audit matters; neither contained an adverse or disclaimer opinion or any other qualification or modification concerning uncertainty, audit scope or accounting principles. During 2024 and 2023 and through September 23, 2025, there were no disagreements with JP Centurion on accounting principles or practices, financial statement disclosure, or audit scope or procedures, and no reportable events under Item 304(a)(1)(v) of Regulation S-K. During those fiscal years and the interim period before SFAI’s engagement, neither the Company nor anyone acting on its behalf consulted SFAI about the application of accounting principles, the type of audit opinion that might be rendered, any disagreement or any reportable event.

A representative of SFAI Malaysia PLT is not expected to be present at the Annual Meeting. Representatives of SFAI Malaysia PLT will not have an opportunity to make a statement or be available to respond to appropriate questions at the Annual Meeting.

Audit Fees. The aggregate fees billed by SFAI Malaysia PLT for audit services for the fiscal years ended December 31, 2025, and 2024 were $144,000 and $0, respectively, since they were engaged by the Company on September 10, 2025. Audit fees billed by the Company’s predecessor auditor, JP Centurion & Partners PLT, for 2024 totaled $165,000. Audit-Related Fees. Audit-related fees were $0 in each of 2025 and 2024. Tax Fees. Tax fees were $0 in each of 2025 and 2024. All Other Fees. All other fees were $0 in each of 2025 and 2024.

The foregoing amounts are consistent with the fees disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm, consistent with applicable Securities and Exchange Commission rules. All such services provided by SFAI Malaysia PLT were pre-approved by the Audit Committee.

BOARD AND STOCKHOLDER WRITTEN CONSENTS

On October 27, 2026, the stockholders holding a majority of the Company’s outstanding common stock approved the election of the directors named above and ratified the appointment of SFAI Malaysia PLT as the Company’s independent auditor for the fiscal year ending December 31, 2026, and the date of the annual meeting of stockholders. These matters were approved by the Company’s Board of Directors on October 26, 2026. As of such date, there were 1,816,186 outstanding shares of common stock, which constitute the Company’s only outstanding voting securities. Each stockholder of record is entitled to one vote. All actions were approved concurrently via a single written consent executed on October 27, 2026, by stockholders holding 1,107,798 shares, representing 61.00% of the outstanding common stock. Therefore, the Company is not asking you for a proxy, and you are requested not to send the Company a proxy.

Action	Votes in Favor	Percentage Voting in Favor
The election of the directors named above to serve until the 2027 annual meeting and until their successors are elected and qualified	1,107,798	61.00%
Ratification of the appointment of SFAI Malaysia PLT as the Company’s independent auditor for the fiscal year ending December 31, 2026	1,107,798	61.00%
Ratification of the date of the Annual Meeting	1,107,798	61.00%

The written consents satisfy the requirements of Nevada Revised Statutes § 78.320 and the Company’s Bylaws for stockholder action taken without a meeting. Accordingly, no proxies are being solicited, and no additional stockholder approval is required at the Annual Meeting.

Under Nevada law, stockholders are not entitled to appraisal or dissenters’ rights in connection with the corporate actions described in this Information Statement, and, as such, no appraisal or dissenters’ rights will be provided.

INTEREST OF CERTAIN PERSONS IN MATTERS ACTED UPON

No director, executive officer, or associate thereof has any substantial interest, direct or indirect, by security holdings or otherwise, in matters acted upon, other than their election to office.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation paid or accrued during the fiscal years ended December 31, 2025, and 2024 to the Company’s principal executive officer and its other most highly compensated executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($) (1)	Total ($)
Lee, Chong Kuang, Chief Executive Officer and President	2025	299,000	—	—	—	26,000	325,000
Lee, Chong Kuang, Chief Executive Officer and President	2024	299,000	—	—	—	26,000	325,000
Loke, Che Chan Gilbert, Chief Financial Officer, Treasurer & Secretary	2025	299,000	—	—	—	26,000	325,000
Loke, Che Chan Gilbert, Chief Financial Officer, Treasurer & Secretary	2024	299,000	—	—	—	26,000	325,000

(1) All Other Compensation consists of housing allowances.

No stock options, stock appreciation rights, or other equity awards were granted to any named executive officer during 2025 or 2024. No equity awards were outstanding for any named executive officer at December 31, 2025.

The Company has no policies or practices concerning the timing of option and similar equity awards in relation to the release of material nonpublic information.

Each of Mr. Loke, Che Chan Gilbert, our Chief Financial Officer, Secretary, Treasurer and Director, and Mr. Lee, Chong Kuang, our Chief Executive Officer and Director, signed an employment agreement on July 28, 2020. The employment agreement came into effect on September 1, 2020, and would expire on August 31, 2023. The terms of the agreement were the same as those of the previous employment agreements.

Under the terms of the agreements, each of Messrs. Loke and Lee was entitled to receive a monthly salary of $13,000 and a monthly housing allowance of $2,000, plus one month’s additional salary and housing allowance by the end of each year. All of these were payable in the equivalent amount of Hong Kong Dollars. Any variances in compensation amounts were mainly due to fluctuations in currency exchange.

On January 28, 2021, each of Messrs. Loke and Lee signed a revised employment agreement. The terms of the revised employment agreements, except that the monthly salary was increased to $23,000 effective January 1, 2021, are the same as those of the 2020 employment agreements.

On August 31, 2023, each of Messrs. Loke and Lee signed a new employment agreement. The employment agreement came into effect on September 1, 2023, and expired on August 31, 2026. The terms of the agreement were the same as those of the previous employment agreements. Under these agreements, all stock options vest immediately upon a corporate takeover. The employment and compensation arrangements applicable to Messrs. Loke and Lee after August 31, 2026 are currently under negotiations and employment is at will.

Messrs. Loke and Lee are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with their services on our behalf. The employment agreements also contain normal and customary terms relating to confidentiality, indemnification, non-solicitation, and ownership of intellectual property.

Director Compensation

The following table sets forth compensation earned by or paid to non-employee directors during 2025. Executive directors received no additional compensation for service on the Board.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Sheth, Prabodh Kumar Kantilal H	20,400	-	-	-	-	20,400
Han, Mean Kwong	15,000	-	-	-	-	15,000
Chuchottaworn, Srirat	12,000	-	-	-	-	12,000
Chew, Chee Wah	12,000	-	-	-	-	12,000
Wong, Christopher Yu Nien	12,000	-	-	-	-	12,000

The monthly cash compensation rates for 2025 were $1,700 for Mr. Sheth, $1,250 for Mr. Han and $1,000 each for Ms. Chuchottaworn, Mr. Chew and Mr. Wong. There were no stock and option awards outstanding at December 31, 2025 owed to Directors. Directors are entitled to reimbursement of reasonable expenses of attending Board meetings.

Pay Versus Performance (2023–2025). The following table presents compensation and performance information for the three most recently completed fiscal years. Lee Chong Kuang was the principal executive officer (“PEO”), and Loke Che Chan Gilbert was the other named executive officer (“NEO”) included in the average for 2025, 2024 and 2023. Compensation actually paid is calculated under Item 402(v) of Regulation S-K. Company total shareholder return (“TSR”) is shown as the value of a $100 investment.

Year	PEO Summary Compensation Total ($)	PEO Compensation Actually Paid ($)	Other NEO Average Summary Compensation ($)	Other NEO Average Compensation Actually Paid ($)	Company TSR Value of $100 Investment ($)	Net Income (Loss) ($)
2025	325,000	325,000	325,000	325,000	$171.30	(2,982,333)
2024	325,000	325,000	325,000	325,000	$102.78	(725,827)
2023	325,000	325,000	325,000	325,000	$109.26	1,049,699

For each year presented, compensation actually paid to each officer equals his $325,000 Summary Compensation Table total. Equity award deductions and additions under Item 402(v) were $0 for each officer in each year. Total shareholder return reflects a $100 investment on December 30, 2022 through the last trading day of each year presented, adjusted for stock splits and assuming reinvestment of dividends. Compensation paid to each officer remained unchanged while net income declined from $1,049,699 in 2023 to net losses of $725,827 in 2024 and $2,982,333 in 2025. Compensation actually paid to each officer remained unchanged at $325,000 annually, while cumulative total shareholder return was 9.26% in 2023, 2.78% in 2024 and 71.30% in 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related-party transactions and balances include the following. At December 31, 2025 and 2024, amounts receivable from Greenpro Global Capital Village Sdn. Bhd., jointly owned by Messrs. Lee and Loke, were $815,034 and $772,311, respectively. Amounts payable to Falcon Certified Public Accountants Limited, wholly owned by Mr. Loke, were $91,209 and $22,820, respectively.

During 2025 and 2024, the Company paid management fees of $86,178 and $80,714, respectively, to Greenpro Global Capital Village Sdn. Bhd., jointly owned by Messrs. Lee and Loke. During the six months ended June 30, 2026, the Company paid management fees of $46,246 to that company.

During 2024, 2025 and the six months ended June 30, 2026, the Company paid consulting fees to Yap Pei Ling, Mr. Lee’s spouse, of $14,996, $13,850 and $6,896, respectively, and to her wholly owned company, Bright Interlink Sdn. Bhd., of $13,814, $14,057 and $7,530, respectively.

During 2024, 2025 and the six months ended June 30, 2026, the Company paid fees for services to Falcon Management Limited, wholly owned by Mr. Loke, of $5,054, $36,420 and $1,915, respectively, and to Falcon Consulting Limited, wholly owned by Mr. Loke’s spouse, of $42,423, $2,142 and $2,103, respectively. During 2024 and 2025, fees paid to Mr. Loke’s brother, Loke Yu, were $3,750 and $7,500, respectively.

On March 31, 2026, under a February 13, 2026 share exchange agreement, the Company acquired a 13.6% equity interest in Forekast Limited for 8,500,000 shares of the Company’s common stock valued at $17,000,000. BHL Ltd. received 3,250,000 shares valued at $6,500,000; Moira Venture Limited received 750,000 shares valued at $1,500,000; Renhari Limited, Joharne Limited, Crescent East Limited and Stratifi Global Limited each received 1,125,000 shares valued at $2,250,000. Each of these entities other than Moira Venture Limited became a beneficial owner of more than 5% of the Company’s common stock through the exchange. These share amounts precede the 1-for-10 reverse stock split effective August 6, 2026.

The Company sold common stock to Lee Chong Kuang, its Chief Executive Officer, President and director, in three private placements that closed on April 28, May 29 and June 30, 2026: 107,310 shares at $2.3297 per share for $250,000; 28,949 shares at $1.7272 per share for $50,000; and 65,591 shares at $1.5246 per share for $100,000, respectively. These share and per-share amounts are stated before the 1-for-10 reverse stock split effective August 6, 2026. The subscription agreements were entered into on the respective closing dates and were authorized by the Board.

As of June 30, 2026, amounts due from related parties totaled $880,502 and amounts due to related parties totaled $856,945. The former included $704,667 due from Greenpro Global Capital Village Sdn. Bhd., a company jointly owned by Messrs. Lee and Loke. The latter included $571,715 due to Chen Yanhong, then a director of the Company’s PRC subsidiaries, $98,157 due to Mr. Lee, and $152,967 due to Falcon Certified Public Accountants Limited, a company majority owned by Mr. Loke. Amounts due from related parties were unsecured, interest-free and had no fixed repayment terms; amounts due to related parties were unsecured, interest-free and payable on demand. For the arrangement with Greenpro Global Capital Village Sdn. Bhd., the largest aggregate amount owed to the Company from January 1, 2024 through October 20, 2026 was at least $815,034, the balance reported at December 31, 2025. Principal outstanding as of October 20, 2026 was $706,244, and no principal was repaid to the Company during the six months ended June 30, 2026. There were no material changes after June 30, 2026 through October 20, 2026.

For the arrangement with Chen Yanhong, the largest aggregate principal amount owed by the Company from January 1, 2024 through October 20, 2026 was at least $578,954 (RMB3,882,000), and no principal was repaid during the six months ended June 30, 2026. The balance of $578,954 (RMB3,882,000) ceased to be included in the Company’s consolidated liabilities upon the September 28, 2026 sale of subsidiaries; the $7,239 difference from June 30 reflected exchange-rate changes. No balance was outstanding as of October 20, 2026.

For the arrangement with Lee Chong Kuang, the Company owed $20,677 at December 31, 2024. The largest aggregate principal amount owed by the Company from January 1, 2024 through October 20, 2026 was at least $210,319, the principal outstanding as of October 8, 2026. That balance represented an increase of $112,162 from the $98,157 reported at June 30, 2026. Total principal repaid during the six months ended June 30, 2026 was $68,500. On October 9, 2026, the Company repaid $200,282 to Mr. Lee, reducing the current principal balance to $10,037.

For the arrangement with Falcon Certified Public Accountants Limited, the largest aggregate principal amount owed by the Company from January 1, 2024 through October 20, 2026 was at least $170,121, and no principal was repaid during the six months ended June 30, 2026. The balance of $170,121 ceased to be included in the Company’s consolidated liabilities upon the September 28, 2026 sale of subsidiaries. No balance was outstanding as of October 20, 2026.

On September 28, 2026, the Company sold six corporate advisory and company-secretarial service entities to Chen Yanhong, then a director of four of those entities, for HK$3,500,000 (approximately $446,486). At closing, intercompany obligations between those entities and the remaining group were released and eliminated at the consolidated level. Chen ceased to be an officer of the Company following the disposition.

On August 25, 2026, Greenpro Trust Limited, acting for its beneficiaries, invested $12,500,000 in the Company’s subsidiary, Greenpro Venture Capital Limited, for 500 ordinary shares representing 5% of its equity on a fully diluted basis. The Company, through its subsidiary, owns approximately 11% of Greenpro Trust Limited, and Messrs. Lee and Loke are directors and shareholders of that company. Ms. Yap Pei Ling, Mr. Lee’s spouse, and Ms. Chuchottaworn Srirat, a director of the Company, also have interests in Greenpro Trust Limited. These individuals have no financial interest in the investment beyond their respective directorships and shareholdings in Greenpro Trust Limited. The agreement provides valuation-adjustment and anti-dilution rights, information and audit rights, restrictions on the use of proceeds and specified corporate actions, and the right to appoint a director to each of Greenpro Venture Capital Limited and its subsidiary, Global Business Hub Limited, whose approval is required for all Board matters if appointed. Default remedies include repayment, compulsory repurchase at the greater of the fair market value or the subscription amount, and a preferred return determined by Greenpro Trust Limited.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth, as of October 27, 2026, information concerning beneficial ownership of the Company’s common stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares, (ii) each director and named executive officer, and (iii) all directors and executive officers as a group. Percentages are based on 1,816,186 shares of common stock outstanding. Except as indicated, each person’s business address is care of the Company at its principal executive offices.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
Directors and Executive Officers
Lee Chong Kuang (1) Chief Executive Officer, President and Director	210,681	11.60%
Loke, Che Chan Gilbert (2) Chief Financial Officer, Secretary, Treasurer and Director	138,709	7.64%
Sheth, Prabodh Kumar Kantilal H Non-Executive Director	-	-
Han, Mean Kwong Independent Director	-	-
Chuchottaworn, Srirat Independent Director	12,225	*
Chew, Chee Wah Independent Director	364	*
All directors and executive officers as a group (6 persons)	361,979	19.93%
Principal Stockholders
BHL Ltd. (3)	325,000	17.89%
Renhari Limited (4)	112,500	6.19%
Joharne Limited (5)	112,500	6.19%
Crescent East Limited (6)	112,500	6.19%
Stratifi Global Limited (7)	112,500	6.19%
All Principal Stockholders (5 entities named above)	775,000	42.67%

* Less than 1%

(1)	Mr. Lee, Chong Kuang and Ms. Yap, Pei Ling are husband and wife. Mr. Lee holds 194,089 shares directly and shares voting and dispositive power over the 16,592 shares held by Ms. Yap, for aggregate beneficial ownership of 210,681 shares. Ms. Yap’s shares are counted only once in the group total.
(2)	Comprising 106,509 shares of Common Stock held directly by Mr. Loke, Che Chan Gilbert, 20,000 shares of Common Stock held by Mr. Loke’s son, Loke, Sebastian Mun Foo, and 12,200 shares of Common Stock held by Mr. Loke’s son, Loke, Mun Hang Conrad, respectively. Mr. Loke and his sons collectively hold 138,709 shares of Common Stock.
(3)	Mr. Muzahid Shah Bin Abdul Rahman is the sole director and 100% beneficial owner of BHL Ltd. BHL Ltd.’s address is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands.
(4)	Mr. Chan Chong Ming is the sole director and 100% beneficial owner of Renhari Limited. Renhari Limited’s address is at 200 Cantonment Road, #06-01A Southpoint, 089763 Singapore.
(5)	Mr. Tai Ching Yee is the sole director and 100% beneficial owner of Joharne Limited. Joharne Limited’s address is at 7-1, 1st Floor, Jalan 4/93, Taman Miharja, 55200 Kuala Lumpur, Malaysia.
(6)	Ms. Lim Guek Sim is the sole director and 100% beneficial owner of Crescent East Limited. Crescent East Limited’s address is at Suite 9-13A, Level 9, Wisma UOA II, Jalan Pinang, 50450 Kuala Lumpur, Malaysia.
(7)	Mr. Tan Wei Seong is the sole director and 100% beneficial owner of Stratifi Global Limited. Stratifi Global Limited’s address is at Unit 05, 4/F Energy Plaza, No. 92, Granville Road, Tsim Sha Tsui East, Kowloon, Hong Kong.

CORPORATE GOVERNANCE

Board Composition

As of October 27, 2026, the Board consists of six members, three of whom are independent under Nasdaq Listing Rule 5605(a)(2) and meet the independence requirements of Nasdaq Listing Rule 5605 and Rule 10A-3(b)(1) under the Exchange Act. Following independent director Christopher Yu Nien Wong’s resignation effective April 30, 2026, the three independent directors are Mr. Han, Ms. Chuchottaworn and Mr. Chew. Three independent directors out of six do not constitute the majority required by Nasdaq Listing Rule 5605(b)(1). On October 21, 2026, Mr. Sheth notified the Company of his resignation, effective October 31, 2026. Upon effectiveness of his resignation, three of the five remaining directors will be independent, satisfying Nasdaq Listing Rule 5605(b)(1). The Board has established an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

The Committee composition, following Mr. Wong’s April 30, 2026 resignation, is as follows:

Committee	Members	Chair	Primary Responsibilities
Audit	Han, Mean Kwong, Chuchottaworn, Srirat, and Chew, Chee Wah	Han, Mean Kwong	Oversees accounting, audit, and financial-reporting processes.
Compensation	Han, Mean Kwong and Chew, Chee Wah	Chew, Chee Wah	Determines executive compensation and incentive plans.
Nominating and Corporate Governance	Han, Mean Kwong and Chew, Chee Wah	Han, Mean Kwong	Recommends director nominees and oversees governance policies.

Audit Committee

The Audit Committee, established on March 23, 2016, is comprised entirely of independent directors: Mr. Han Mean Kwong (Chair and Audit Committee Financial Expert), Ms. Chuchottaworn Srirat, and Mr. Chew Chee Wah. Each member meets the independence requirements of Nasdaq Listing Rule 5605(c)(2)(A) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. Mr. Han qualifies as the Committee’s financial expert as defined in Item 407(d)(5) of Regulation S-K.

The Audit, Compensation and Nominating and Corporate Governance Committees have written charters available at https://greenprocapital.com/corporate-governance/.

The Compensation Committee recommends non-employee director compensation to the Board and may delegate its compensation authority to subcommittees or Company officers. The Chief Executive Officer and Chief Financial Officer may recommend compensation for other executive officers.

During 2025, the Board acted by unanimous written consent three (3) times in lieu of in person meetings, the Audit Committee held nine (9) meetings and acted by written consent once, the Compensation Committee held one (1) meeting, and the Nominating and Corporate Governance Committee held one (1) meeting.

There were no incumbent directors who attended fewer than 75% of the aggregate of applicable Board and committee meetings held during their service in 2025.

The Company has not adopted a formal policy regarding directors’ attendance at annual meetings. All of the directors attended the 2025 annual meeting.

The Nominating and Corporate Governance Committee evaluates candidates’ experience, skills, integrity, independence, conflicts of interest and time commitment. It may consider diversity of background and experience in identifying nominees.

The Committee identifies candidates through the Board, management and stockholders, reviews their qualifications and conducts interviews as appropriate. Stockholder-recommended candidates are evaluated on the same basis. Stockholders may submit director recommendations to the Corporate Secretary at the Company’s principal executive offices at the address stated above.

Stockholders may write to the Board or individual directors, care of the Corporate Secretary at the Company’s address stated above. All communications are forwarded to the directors addressed.

The Board has separate Chairman and Chief Executive Officer positions. It considers this structure appropriate because the Chairman’s financial expertise helps focus Board attention on critical business matters.

The Board oversees strategic and operational risks directly and through its committees. The Audit, Compensation and Nominating and Corporate Governance Committees oversee financial-reporting and internal-control risks, compensation risks and governance risks, respectively.

The Company has adopted insider trading policies governing transactions in its securities by directors, officers, employees and the Company itself, reasonably designed to promote compliance with applicable insider trading laws and listing standards.

The policy prohibits directors, officers, employees and covered family and household members from short sales and trading in derivatives relating to Company equity securities, including puts and calls. The derivatives prohibition excludes Company option grants and exercises.

Report of the Audit Committee

The Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2025 and discussed them with management. It discussed with the independent auditors the matters required by applicable PCAOB and SEC requirements.

The Committee received the written independence disclosures and letter required by applicable PCAOB requirements and discussed the auditors’ independence with them. Based on these reviews and discussions, the Committee recommended that the Board include the audited financial statements in the Company’s 2025 Annual Report on Form 10-K for filing with the SEC.

The Audit Committee members submitting this report are Han Mean Kwong, Chuchottaworn Srirat and Chew Chee Wah.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2026, will accompany this Information Statement. The Form 10-K is available to the public on the SEC’s website at https://www.sec.gov under the Company’s profile and on the Company’s website at https://greenprocapital.com/sec-filing/. Additionally, stockholders may obtain a printed copy of the Form 10-K without charge by written request to the Corporate Secretary at the Company’s principal executive offices.

STOCKHOLDER PROPOSALS

The deadline for submitting stockholder proposals for the 2027 annual meeting will be announced in the Company’s future SEC filings, consistent with SEC Rule 14a-8 and the Company’s Bylaws.

No stockholder proposals were received for inclusion in this Information Statement, and no matters are being submitted for a vote at the Annual Meeting.

COST OF INFORMATION STATEMENT

The Company is making the mailing of the Information Statement materials and will bear the costs associated therewith. There will be no solicitations made.

HOUSEHOLDING OF INFORMATION STATEMENTS

The SEC’s rules permit companies to deliver a single copy of information statements to stockholders who share the same address unless one or more stockholders request separate copies.

If you are receiving one copy at a shared address and would like separate copies mailed to you, or if you wish to discontinue householding, please contact the Company’s Corporate Secretary at the address above, or call +60 3 8408-1788. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of this Information Statement and the annual report to any stockholder at a shared address to which a single copy was delivered. Stockholders may use the same contact information to request separate copies in the future, or to request a single copy for a shared address currently receiving multiple copies.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially due to factors discussed in the Company’s Annual Report on Form 10-K as filed with the SEC on March 30, 2026.

Readers should not place undue reliance on such statements, which speak only as of the date hereof.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly, and current reports, proxy statements, and other information with the SEC under the Securities Exchange Act of 1934, as amended. These filings are available to the public on the SEC’s website at https://www.sec.gov/ under the Company’s profile and on the Company’s website at https://greenprocapital.com/sec-filing/. Stockholders may obtain copies of these filings without charge by written request to the Corporate Secretary at the Company’s principal executive offices.

SIGNATURE

By Order of the Board of Directors

GREENPRO CAPITAL CORP.

By:	/s/ Lee Chong Kuang
Lee Chong Kuang
Chief Executive Officer and Director
Kuala Lumpur, Malaysia
Dated: October 28, 2026